Exhibit 99.1

Cincinnati Bell to Acquire CyrusOne Data Center Operations

Acquisition Enhances Scale and Reach of Technology Solutions Segment and Best-in-Class Colocation Portfolio

CINCINNATI--(BUSINESS WIRE)--May 12, 2010--Cincinnati Bell Inc. (NYSE: CBB) and ABRY Partners have entered into a definitive agreement for Cincinnati Bell to acquire data center operator CyrusOne in a cash transaction valued at approximately $525 million. CyrusOne is a premier provider of colocation and data center services to Fortune 500 companies, and the largest privately held data center operator based in the state of Texas. CyrusOne will become a wholly-owned subsidiary of Cincinnati Bell, retaining its brand and executive management team.

The acquisition of CyrusOne will be transformative for Cincinnati Bell’s data center business, increasing the scale and scope by adding seven best-in-class data centers in Houston, Dallas, and Austin with a total of 163,000 square feet of data center capacity. As a result, Cincinnati Bell’s Technology Solutions segment will have a combined total of 609,000 square feet of data center capacity in 17 best-in-class facilities.

“Data center services are a key strategic focus for Cincinnati Bell, allowing the company to provide next generation computing and communications services for our customers,” said Jack Cassidy, president and chief executive officer of Cincinnati Bell. “The success of this strategy is evidenced by our ability to organically build the Technology Solutions segment of our business into a $300 million run rate revenue operation.”

“Two important trends driving growth in data center services are rapid adoption of internet related technologies by our enterprise customers to run their most important business functions, and the accelerating demand for outsourced solutions that allow them to better focus on their core business. The addition of CyrusOne will transform our existing data center operations, particularly in the area of colocation services.”

Enhanced Competitive Presence

CyrusOne has a diverse and growing customer base that is dominated by Fortune 500 global and domestic blue-chip companies. Specializing in colocation services, CyrusOne has grown its revenue base over 60 percent annually over the past several years by serving the needs of large customers in key vertical markets such as oil and gas; energy; technology; financial services; healthcare; and mining and manufacturing industries.

“Cincinnati Bell's commitment to invest growth capital in the data center market and demonstrated success in serving the technology needs of enterprises makes them an ideal match for CyrusOne,” said Dave Ferdman, CyrusOne president and chief executive officer. “Our two companies share many common values including an intense focus on innovation and providing an exceptional customer experience. The combined companies will be better positioned to meet both our customers' growth needs.”

Mr. Cassidy added that the acquisition of CyrusOne will position Cincinnati Bell as a premier data center colocation provider to the Fortune 500 with the goal of providing these companies with a data center solution that solves the needs of a multinational company.

“Many of CyrusOne and Cincinnati Bell Technology Solutions’ larger enterprise customers have already indicated a desire to expand their data center colocation presence in the U.S. and ultimately globally,” explained Cassidy. “The combined data center footprint of our two organizations, strong reputation for operational excellence, and solid capital base will allow us to quickly gain the scale required to meet the needs of these customers. This in turn enables the customer to reduce costs and focus time, capital and resources on driving growth in their business.”

Financing and CyrusOne Performance

In connection with this transaction, Cincinnati Bell has obtained commitments for a $970 million senior secured credit facility to fund the purchase price of the acquisition, refinance Cincinnati Bell’s existing revolver and term loans, pay fees and expenses incurred in connection with the transaction, and finance ongoing working capital and other general corporate needs.

For the full year 2009, CyrusOne generated revenue of $58 million, reflecting growth of 86 percent compared to 2008. Based on the CyrusOne unaudited first quarter results of 2010 annualized, the company would have annual revenue of $73 million, operating income of $27 million, and adjusted earnings before interest, taxes, depreciation and amortization1 (Adjusted EBITDA) of $42 million. The combined first quarter 2010 annualized results of Cincinnati Bell’s existing Technology Solutions segment with CyrusOne would total $56 million for operating income and $94 million for Adjusted EBITDA.

Approvals, Timing and Advisors

Cincinnati Bell and ABRY Partners are targeting completion of the transaction by the end of the second quarter of 2010. The transaction will be subject to customary closing conditions, including regulatory approvals. Cincinnati Bell was advised on this transaction by financial advisors Allen & Company LLC and Signal Hill Capital Group, and legally by Cravath, Swaine & Moore LLP and the Law Offices of Thomas W. Bosse, PLLC. Kirkland & Ellis LLP and Craig Cavalier, attorney at law, served as legal counsel to ABRY Partners and CyrusOne in this transaction. Financing for the transaction is being provided by BofA Merrill Lynch, Morgan Stanley Senior Funding, Inc., and Barclays Capital, the investment banking division of Barclays Bank PLC.

Conference Call/Webcast

Cincinnati Bell will host a conference call on May 13, 2010 at 9:00 a.m. (ET) to discuss the details of this announcement. To hear the conference call live, please dial 866-780-1233. Callers located outside of the U.S. and Canada may dial 816-581-1571. A simultaneous live webcast of the call will be available over the Internet in the Investor Relations section of www.cincinnatibell.com. A taped replay of the conference call will be available one hour after the conclusion of the call until 5:00 p.m. on May 20, 2010. For U.S. callers, the replay will be available at 888-203-1112. For callers outside of the U.S. and Canada, the replay will be available at 719-457-0820. The replay reference number is 7043128. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note

Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: changing market conditions and growth rates within the telecommunications industry or generally within the overall economy; changes in competition in markets in which the company operates; pressures on the pricing of company products and services; advances in telecommunications technology; the ability to generate sufficient cash flow to fund the company’s business plan, repay the company’s debt and interest obligations, and maintain its networks; the ability to refinance indebtedness when required on commercially reasonable terms; changes in the telecommunications regulatory environment; changes in the demand for the company’s services and products; the demand for particular products and services within the overall mix of products sold, as the company’s products and services have varying profit margins; the company’s ability to introduce new service and product offerings on a timely and cost effective basis; work stoppage caused by labor disputes; restrictions imposed under various credit facilities and debt instruments; the company’s ability to attract and retain highly qualified employees; the company’s ability to access capital markets and the successful execution of restructuring initiatives; changes in the funded status of the company’s retiree pension and healthcare plans; disruption in operations caused by a health pandemic, such as the H1N1 influenza virus; changes in the company’s relationships with current large customers, a small number of whom account for a significant portion of company revenue; and disruption in the company’s back-office information technology systems, including its billing system. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of May 12, 2010. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures

This press release contains information regarding adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), a non-GAAP financial measure used by Cincinnati Bell management when evaluating results of operations and cash flow. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. A detailed reconciliation of Adjusted EBITDA to the comparable GAAP financial measure is included with this press release.

1 Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, asset impairments, and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions—including local, long distance, data, Internet, entertainment and wireless services—that help keep residential and business customers in Greater Cincinnati connected with each other and with the world. In addition, businesses ranging in size from start-up companies to large enterprises turn to Cincinnati Bell for efficient, scalable office communications systems as well as complex information technology solutions including data center and managed services. For more information, visit www.cincinnatibell.com.

About CyrusOne

CyrusOne is a leader in high-availability, high-density data center services, offering co-location and implementation services for companies in a wide range of industries. With 163,000 square feet of data center space in Texas, CyrusOne is the leading provider in the state. CyrusOne is sponsored by ABRY Partners, a Boston-based media, communications, business and information services focused private equity investment firm that has made over $21 billion of investments in over 450 properties. For more information, visit www.cyrusone.com.

Cincinnati Bell Inc.

Reconciliation of CyrusOne Operating Income to Adjusted EBITDA
(Unaudited)
(Dollars in millions)
Three Months
Ended March 31,
2010
Operating Income (GAAP) for the first quarter 2010	$7
Add:
Depreciation and amortization	4

Adjusted EBITDA (Non-GAAP) for the first quarter 2010	$11

Annualized Adjusted EBITDA based on the first quarter 2010	$42

Reconciliation of Cincinnati Bell's Technology Solutions Segment
Operating Income to Adjusted EBITDA
(Unaudited)
(Dollars in millions)
Three Months
Ended March 31,
2010
Operating Income (GAAP) for the first quarter 2010	$7
Add:
Depreciation and amortization	6

Adjusted EBITDA (Non-GAAP) for the first quarter 2010	$13

Annualized Adjusted EBITDA based on the first quarter 2010	$52

CONTACT:
Cincinnati Bell Inc.
Investor / Media Contact:
Kurt Freyberger, 513-397-1055
kurt.freyberger@cinbell.com